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                                                                    EXHIBIT 10.1








                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                ABLE ENERGY, INC.

                                       AND

                            ALL AMERICAN PLAZAS, INC.

                                  JUNE 16, 2005

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ARTICLE I. DEFINITIONS.........................................................1

ARTICLE II. SALE AND TRANSFER OF SHARES; CLOSING...............................1
    2.1      Shares............................................................1
    2.2      Purchase Price....................................................1
    2.3      Closing...........................................................2
    2.4      Closing Obligations...............................................2

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS.........................3
    3.1      Organization and Good Standing....................................3
    3.2      Authority; No Conflict; Consents..................................3
    3.3      Title; Capitalization.............................................5
    3.4      Financial Statements..............................................5
    3.5      No Material Adverse Change........................................5
    3.6      Absence of Certain Changes and Events.............................5
    3.7      Books and Records.................................................6
    3.8      No Undisclosed Liabilities........................................7
    3.9      Environmental Matters.............................................7
    3.10     Taxes.............................................................7
    3.11     Employees.........................................................8
    3.12     Employee Benefit Plans............................................9
    3.13     Labor Relations and Employment Agreements.........................9
    3.14     Compliance with Legal Requirements, Governmental Authorizations..10
    3.15     Legal Proceedings; Orders........................................11
    3.16     Contracts; No Defaults...........................................12
    3.17     Insurance........................................................15
    3.18     Title to and Condition of Assets.................................16
    3.19     Intellectual Property............................................16
    3.20     Certain Payments.................................................17
    3.21     Related Party Transactions.......................................18
    3.22     Brokers or Finder................................................18
    3.23     Legal Representation.............................................18
    3.24     Disclosure.......................................................18
    3.25     Investment Representations.......................................18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER...........................20
    4.1      Organization and Good Standing...................................20
    4.2      Authority; No Conflict; Consents.................................21
    4.3      Investment Intent................................................21
    4.4      Certain Proceedings..............................................22
    4.5      Brokers or Finders...............................................22
    4.6      No Undisclosed Liabilities.......................................22
    4.7      Taxes............................................................22
    4.8      Compliance with Legal Requirements, Governmental Authorizations..22
    4.9      No Material Adverse Change.......................................23
    4.10     Disclosure.......................................................23

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ARTICLE V. COVENANTS OF SELLERS PRIOR TO CLOSING DATE.........................24
    5.1      Access and Investigation.........................................24
    5.2      Operation of the Business of the Company.........................24
    5.3      Negative Covenant................................................26
    5.4      Required Approvals...............................................26
    5.5      Notification.....................................................26
    5.6      No Solicitation of Other Proposals; Ordinary Course Operations...27
    5.7      Best Efforts.....................................................27

ARTICLE VI. COVENANTS OF BUYER................................................27
    6.1      Prior to Closing.................................................27

ARTICLE VII. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..............28
    7.1      Accuracy of Representations; Material Adverse Changes............28
    7.2      Sellers' Performance.............................................28
    7.3      Consents.........................................................28
    7.4      No Proceedings...................................................28
    7.5      No Claim Regarding Stock Ownership or Sale Proceeds..............28
    7.6      Shareholder Approval.............................................29

ARTICLE VIII. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE............29
    8.1      Accuracy of Representations; Material Adverse Changes............29
    8.2      Buyer's Performance..............................................29
    8.3      Consents.........................................................29
    8.4      No Injunction....................................................29

ARTICLE IX. TERMINATION.......................................................30
    9.1      Termination Events...............................................30
    9.2      Effect of Termination; Liquidated Damages........................30

ARTICLE X. INDEMNIFICATION; REMEDIES..........................................30
    10.1     Survival.........................................................30
    10.2     Indemnification and Payment of Damages by Sellers................31
    10.3     Indemnification and Payment of Damages by Buyer..................31
    10.4     Limitations......................................................31
    10.5     Limitations on Amount--Sellers...................................32
    10.6     Limitations on Amount--Buyer.....................................32
    10.7     Procedure for Indemnification--Third Party Claims................32
    10.8     Procedure for Indemnification--Other Claims......................33
    10.9     Exclusive Remedy.................................................34

ARTICLE XI. POST-CLOSING COVENANTS............................................34
    11.1     Cooperation......................................................34
    11.2     Treatment of Confidential Information............................34
    11.3     Preparation of Tax Returns.......................................35
    11.4     Employment Arrangements..........................................35
    11.5     No Section 338 Election..........................................35

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ARTICLE XII. GENERAL PROVISIONS...............................................36
    12.1     Expenses.........................................................36
    12.2     Public Announcements; Filings....................................36
    12.3     Confidentiality..................................................36
    12.4     Notices..........................................................36
    12.5     Jurisdiction; Service of Process.................................37
    12.6     Further Assurances...............................................37
    12.7     Waiver...........................................................38
    12.8     Entire Agreement and Modification................................38
    12.9     Schedules........................................................38
    12.10    Assignments, Successors, and No Third-Party Rights...............38
    12.11    Severability.....................................................39
    12.12    Section Headings, Construction...................................39
    12.13    Time of Essence..................................................39
    12.14    Governing Law....................................................39
    12.15    Counterparts.....................................................39
    12.16    Sellers' Representative..........................................39






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                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement ("AGREEMENT") is made as of June 16, 2005, by Able Energy, Inc., a Delaware corporation ("BUYER") and all of the shareholders of All American Plazas, Inc., as set forth on Schedule A annexed hereto (collectively, "SELLERS").

                                   WITNESSETH:

        WHEREAS, on this date Sellers collectively own all of the issued and outstanding shares (the "SHARES") of capital stock of All American Plazas, Inc. (the "COMPANY");

        WHEREAS, Buyer desires to acquire the Company's multi-location truck stop business which includes travel stores, restaurants, diesel and gas fueling and lube facilities and motels (the "BUSINESS") through a purchase of the Shares;

        WHEREAS, Sellers desire to sell and transfer, and Buyer desires to purchase, all of the Shares of the Company on the terms and conditions hereinafter set forth;

        WHEREAS, the Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the SEC under the Securities Act of 1933, as amended (the "1933 ACT").

        NOW, THEREFORE, in consideration of the representations, warranties, promises, covenants, and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

                             ARTICLE I. DEFINITIONS

        For purposes of this Agreement, capitalized terms used herein have the meanings specified or referred to in Appendix A attached hereto.

                ARTICLE II. SALE AND TRANSFER OF SHARES; CLOSING

        2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell, assign and transfer all of the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

        2.2 PURCHASE PRICE.(a) The purchase price (the "PURCHASE PRICE") for the Shares will be paid as follows:

        (1) At the Closing, the Buyer shall deliver to the Sellers that number of aggregate shares of restricted common stock of the Buyer (together with the shares in (2) and (3) below, the "Able Shares") based upon a Purchase Price of Thirty Five Million ($35,000,000) Dollars for all of the Shares of Sellers.

                a. The price of the Able Shares for purposes of calculating the $35,000,000 Purchase Price shall be $3.00 per share, thus the number

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                        of Able Shares delivered to the Sellers under Section
                        2.2(1) shall be 11,666,667.

                b. The Purchase Price shall be allocated among the Sellers in proportion to their respective holding of Company Shares, as set forth on Schedule A annexed hereto.

        (2) In addition, at the Closing, the Buyer shall deliver to certain of the Sellers a number of shares of Buyer's restricted common stock equal to the number of shares of Buyer's common stock owned by the Company as of the Closing Date, such Able Shares to be allocated among such Sellers as set forth on Schedule B annexed hereto.

        (3) It is hereby acknowledged by the parties, that Sellers have caused the Company to enter into a term sheet dated June 6, 2005 with a third party institutional lender to refinance the Company's debt and provide the Company with certain working capital. Such term sheet provides that the loan will be in the amount of approximately Thirty Five Million ($35,000,000) Dollars, at an interest rate of "30-day LIBOR plus spread (adjustable rate) this is equivalent to Prime + 1.75%.", with a 25-year term and a 25-year amortization schedule. The Company will secure the loan with a first mortgage on all of its properties, including improvements thereto (the "Financing"). In the event that the Company completes the Financing on or before December 31, 2005, Buyer agrees to increase the Purchase Price by an additional Ten Million ($10,000,000) Dollars which Purchase Price shall be paid in restricted common shares on the same basis as set forth in subparagraphs1(a) and (b) of this paragraph.

        2.3 CLOSING. The purchase and sale of the Shares (the "CLOSING") provided for in this Agreement will take place at the offices of Buyer's counsel at 530 Fifth Avenue, New York, New York, on the 1st day following the date the shareholders of Buyer approve the within transaction based upon the Buyer's filing of the requisite proxy statement, or at such other time and place as the parties may agree.

        2.4 CLOSING OBLIGATIONS. At the Closing:

                (a)     Sellers will deliver (or cause to be delivered) to
        Buyer:

                        (i) certificates representing the Shares, duly endorsed with all taxes paid (or accompanied by duly executed stock powers);

                        (ii)    the Non-Competition Agreement.

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                        (iii)   a certificate executed by Sellers to the effect
                that, except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                (b)     Buyer will deliver (or cause to be delivered) to
        Sellers:

                        (i)     The Able Shares

                        (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers, severally and not jointly, represent and warrant to Buyer as follows:

        3.1 ORGANIZATION AND GOOD STANDING.

                (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Pennsylvania, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect on the Buyer's ability to conduct the Company's business following the Closing, with such jurisdictions listed on SCHEDULE 3.1.

                (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

        3.2 AUTHORITY; NO CONFLICT; CONSENTS.

                (a) Subject to the Petro Franchise Consents (as such term is defined in Section 5.4), this Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency and other creditors' rights, and by principles of equity. Upon the execution and delivery by the applicable Sellers of the Sellers' Releases and the Noncompetition Agreement (collectively, the "SELLERS' CLOSING DOCUMENTS"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the applicable Sellers, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency and other creditors' rights, and by principles of equity. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and

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        deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing
        Documents.

                (b) Subject to the Petro Franchise Consents (as such term is defined in Section 5.4), except as set forth in SCHEDULE 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                        (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

                        (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                        (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                        (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                        (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                        (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                (c) Except as set forth in SCHEDULE 3.2, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        3.3 TITLE; CAPITALIZATION.

                (a) On the Closing Date, Sellers will be the record and beneficial owners and holders of all of the Shares, free and clear of all Encumbrances, as set forth on SCHEDULE 3.3 (including the identity of each shareholder and the number of Shares held by each).

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                (b)     The authorized equity securities of the Company consist
        of 100,000 shares of Class A common stock, par value $100.00 per share, of which 25,485.16 shares are issued and outstanding as of the date hereof, and 100,000 shares of Class B common stock, par value $100.00, of which 632 shares are issued and outstanding as of the date hereof. The Company's subsidiaries are set forth on SCHEDULE 3.3. Except as set forth in SCHEDULE 3.3, no legend or other reference to any purported Encumbrance appears upon any certificate representing issued and outstanding equity securities of the Company and no such Encumbrance will be in effect as of Closing. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.3, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company or options or rights to acquire securities of the Company, that will remain in effect at or after Closing. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        3.4 FINANCIAL STATEMENTS. Sellers have delivered to Buyer: (a) audited balance sheets of the Company as at September 30 in each of the years 2002, 2003 and 2004, and the related audited statements of income for each of the fiscal years then ended, (b) an internally prepared balance sheet of the Company as at March 31, 2005 (the "INTERIM BALANCE SHEET"), and the related internally prepared statement of income for the fiscal year then ended. To the Sellers' Knowledge, such financial statements and notes fairly and materially present the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements.

        3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the Interim Balance Sheet, to the Sellers' Knowledge (a) there has not been any material adverse change in the business, operations, properties, assets, or condition of the Company and (b) no event has occurred or circumstance exists that may result in such a material adverse change other than changes, events and circumstances existing in or affecting the capital markets, and general economic and industry conditions.

        3.6 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
SCHEDULE 3.6, and except for transactions expected in connection with the Contemplated Transactions, since the date of the Interim Balance Sheet, the Company has conducted the Business only in the Ordinary Course of Business and there has not been any:

                (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                (b) amendment to the Organizational Documents of the Company;

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                (c)     payment or increase by the Company of any bonuses,
        salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                (f) entry into, termination of, or receipt of notice of termination of (i) any license, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000.00;

                (g) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000.00;

                (h) material change in the accounting methods used by the Company; or

                (i) agreement, whether oral or written, by the Company to do any of the foregoing.

                (j)     any notice by a governmental agency or
        quasi-governmental agency regarding the conduct of the Company's business.

        3.7 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with practices that are customary for similar businesses. At the Closing, all of those books and records will be in the possession or control of the Company.

        3.8 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 3.8, the Company had no material liabilities or obligations of any nature required to be reflected or reserved against in the Balance Sheet or the Interim Balance Sheet as of the respective dates thereof in accordance with GAAP that were not so reflected, and has since the date of the Balance Sheet incurred no such liabilities other than current liabilities incurred in the Ordinary Course of Business.

        3.9 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.9 :

                (a) Seller has not received any notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements, with respect to the past or present operations of the Businesses, the Assets and/or the Assumed Contracts.

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                (b)     Seller has obtained, and is in compliance with all terms
        and conditions of, all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements with respect to past or present operations of the Businesses and the Assets.

                (c) None of the following exists at any property owned or occupied by Seller: asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; or

                (d) No facts, events or conditions relating to the assets of the Company, operations of the Business and/or the Applicable Contracts will (x) prevent, hinder or limit continued compliance by Purchaser with Environmental and Safety Requirements, (y) give rise to any corrective, investigatory or remedial obligations on the part of Purchaser pursuant to Environmental and Safety Requirements, or (z) give rise to any liabilities on the part of Purchaser (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to on-site or off-site hazardous substance releases, personal injury, property damage or natural resources damage.

                (e) Seller has not assumed any liabilities or obligations of any third party under Environmental and Safety Requirements.

        3.10 TAXES.

                (a) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and SCHEDULE 3.10 contains a complete and accurate list of, all such Tax Returns filed since 2000. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in SCHEDULE 3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                (b) The United States federal and state income Tax Returns of the Company have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 2000. SCHEDULE 3.10 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in SCHEDULE 3.10, are being contested in good faith by appropriate proceedings. SCHEDULE 3.10 describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since 1999, and the resulting deficiencies proposed by the IRS. Except as described in SCHEDULE 3.10, neither any of the Sellers nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by

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        any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in SCHEDULE 3.10. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

        3.11 EMPLOYEES

                (a) SCHEDULE 3.11 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                (b) Except as set forth in SCHEDULE 3.11, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director.

                (c) SCHEDULE 3.11 also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

        3.12 EMPLOYEE BENEFIT PLANS.

                (a) All material employee benefit plans, contracts or arrangements to which the Company is a party or by which the Company is bound, including without limitation all

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        pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the "COMPANY BENEFIT PLANS"), but not including the Employment Agreements, are identified in SCHEDULE 3.12. Each of the Company Benefit Plans which is an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); each such Plan being herein called a "COMPANY PENSION PLAN") is intended to be exempt from tax under Sections 401 and 501 of the IRC, has been maintained and operated (to the knowledge of the Sellers or Company) in material compliance with all applicable provisions of the IRC and ERISA. No transaction has occurred with respect to the Company Pension Plans which would subject the Company to a tax, penalty, or liability for "prohibited transactions" (as such term is defined in Section 4975 of the IRC or in ERISA) There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the Company Pension Plans or any other Company Benefit Plan which is an employee welfare benefit plan as defined in ERISA, and no claim is pending or threatened with respect to any Company Benefit Plan other than claims for benefits made in the Ordinary Course of Business. The Company has not incurred any material penalty imposed by the IRC or by ERISA with respect to the Company Pension Plans or any other Company Benefit Plan. No Company Benefit Plan is currently under audit by the Department of Labor or the IRS and, to the Knowledge of the Sellers or Company, no such action is contemplated or under consideration.

        3.13 LABOR RELATIONS AND EMPLOYMENT AGREEMENTS.

                (a) The Company is not a party to or bound by any collective bargaining agreement. The Company enjoys good working relationships with its employees, and there are no labor disputes pending, or to the Knowledge of the Company, Threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prosperity of the Company. Except as disclosed in Schedule 3.13, the Company has no employment contract, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (including the amendments and agreement referred to below, an "EMPLOYMENT OBLIGATION") with any director, officer, employee, agent or consultant. Except as disclosed in Schedule 3.13, as of the Closing Date, the Company will have no liability for employee termination rights arising out of any Employment Obligation.

                (b) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC ss. 280G or ss. 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                (c) Except as set forth on SCHEDULE 3.13, the consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

        3.14 COMPLIANCE WITH LEGAL REQUIREMENTS, GOVERNMENTAL AUTHORIZATIONS

                (a)     Except as set forth in SCHEDULE 3.14:

                        (i) the Company is, and at all times since January 1, 2000 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, the violation of which would have a Material Adverse Effect on the Company;

                        (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                        (iii) the Company has not received, at any time since January 1, 2000, any written notice or other communication from any Governmental Body or any other Person regarding any material, actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement which would have a Material Adverse Effect on the Company.

                (b) SCHEDULE 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in SCHEDULE 3.14 is valid and in full force and effect. Except as set forth in SCHEDULE 3.14:

                        (i) the Company is, and at all times since January 1, 2000 has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in SCHEDULE 3.14;

                        (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in SCHEDULE 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 3.14;

                        (iii) the Company has not received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any material actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization listed on SCHEDULE 3.14; and

                        (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in SCHEDULE 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

        The Governmental Authorizations listed in SCHEDULE 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operate such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

        3.15 LEGAL PROCEEDINGS; ORDERS

                (a) Except as set forth in SCHEDULE 3.15, there is no pending Proceeding:

                        (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company that would, if determined adversely to the Company, have a Material Adverse Effect on the Company; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

        To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in SCHEDULE 3.15. The Proceedings listed in SCHEDULE 3.15 will not have a Material Adverse Effect on the Company.

                (b)     Except as set forth in SCHEDULE 3.15:

                        (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject to, the violation of or compliance with which would have a Material Adverse Effect on the Company;

                        (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company, the violation of or compliance with which would have a Material Adverse Effect on the Company; and

                        (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                (c)     Except as set forth in SCHEDULE 3.15:

                        (i) the Company is, and at all times since January 1, 2000 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                        (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                        (iii) the Company has not received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

        3.16 CONTRACTS; NO DEFAULTS.

                (a) SCHEDULE 3.16(A) contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                        (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000;

                        (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $15,000;

                        (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $30,000 or with terms of less than one year);

                        (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                        (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                        (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                        (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                        (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                        (ix) each power of attorney that is currently effective and outstanding;

                        (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                        (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                        (xii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

        The Applicable Contracts designated by an asterisk on SCHEDULE 3.16(A) shall be considered "Material Contracts."

                (b)     Except as set forth in SCHEDULE 3.16(B):

                        (i) no Seller (and no Affiliate of any Seller other than the Company) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                        (ii) no officer or director of the Company and, to the Knowledge of Sellers, no agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                (c) Except as set forth in SCHEDULE 3.16(C), to the Knowledge of Sellers, each Contract identified or required to be identified in Schedule 3.16(a) is in full force and effect and is valid and enforceable in accordance with its terms.

                (d)     Except as set forth in SCHEDULE 3.16(D):

                        (i) the Company is in material compliance with all applicable terms and requirements of each material Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                        (ii) to the Knowledge of Sellers, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 2000 has been, in full compliance with all applicable terms and requirements of such Contract;

                        (iii) to the Knowledge of Sellers, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                        (iv) the Company has not given to or received from any other Person, at any time since January 1, 2000, any written notice or other communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                (f) The Contracts relating to the provision of services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

        3.17 INSURANCE.

                (a)     Sellers have delivered to Buyer:

                        (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the year preceding the date of this Agreement; and

                        (ii) true and complete copies of all pending applications for policies of insurance.

                (b)     SCHEDULE 3.17(B) describes:

                        (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; and

                        (ii) all obligations of the Company to provide insurance for third parties (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                (c)     Except as set forth on SCHEDULE 3.17(C):

                        (i) all policies to which the Company is now a party or that now provide coverage to any Seller, the Company, or any director or officer of the Company:

                                A)      are valid, outstanding, and enforceable;

                                B)      taken together, provide insurance
                        coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                                C) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                                D) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                                E)      do not provide for any retrospective
                        premium adjustment or other experienced-based liability on the part of the Company.

                        (ii) no Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; and

                        (iii) the Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or directors thereof.

        3.18 TITLE TO AND CONDITION OF ASSETS. Except as disclosed in SCHEDULE 3.18, the Company has good and marketable title to all material personal and real properties and assets reflected in the Interim Balance Sheet or acquired subsequent to December 31, 2002 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the Interim Balance Sheet or in SCHEDULE 3.18; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto.

        3.19 INTELLECTUAL PROPERTY.

                (a) INTELLECTUAL PROPERTY ASSETS. The term "Intellectual Property Assets" means:

                        (i) the name "All American Plazas" or any variation or derivation thereof, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications owned, used or licensed to the Company (collectively, "MARKS"); and

                        (ii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, and process technology (collectively, "TRADE SECRETS") owned, used, or licensed by the Company as licensee or licensor.

                (b) AGREEMENTS. SCHEDULE 3.19(B) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $30,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                (c)     KNOW-HOW NECESSARY FOR THE BUSINESS.

                        (i) The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, or has the right to use the Intellectual Property Assets without payment to a third party.

                        (ii) To the Sellers' Knowledge, except as set forth in SCHEDULE 3.19(C), no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                (d)     TRADEMARKS.

                        SCHEDULE 3.19(D) contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                (e) TRADE SECRETS. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To Sellers' Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

        3.20 CERTAIN PAYMENTS. Except as set forth in SCHEDULE 3.20, since January 1, 2000, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, in violation of any Legal Requirement, or (b) except in the Ordinary Course of Business established or maintained any fund or asset that has not been recorded in the books and records of the Company.

        3.21 RELATED PARTY TRANSACTIONS. Except as disclosed in SCHEDULE 3.21, the Company has no contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 2000) of the Company; (ii) any shareholder owning five percent (5%) or more of the outstanding Company Common Stock; and (iii) any "associate" (as defined in Rule 405 under the Securities Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in SCHEDULE 3.21, except as otherwise specifically described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectibility or present other unfavorable features.

        3.22 BROKERS OR FINDER. INTENTIONALLY LEFT BLANK

        3.23 LEGAL REPRESENTATION. Each of Sellers has been represented by legal counsel in connection with the Contemplated Transactions.

        3.24 DISCLOSURE. Neither this Agreement, nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by Sellers to Buyer in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

        3.25 INVESTMENT REPRESENTATIONS. Each Seller severally and not jointly represents and warrants that:

                (a) INVESTMENT PURPOSE. Each Seller is acquiring the Able Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

                (b) ACCREDITED INVESTOR STATUS. Each Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                (c) RELIANCE ON EXEMPTIONS. Each Seller understands that the Able Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying in part upon the truth and accuracy of, and each Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the availability of such exemptions and the eligibility of each Seller to acquire the Able Shares.

                (d) INFORMATION. Each Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Able Shares, which have been requested by such Seller. Each Seller and its advisors, if any, have been afforded the opportunity to ask questions of the Buyer. Neither such inquiries nor any other due diligence investigations conducted by such Seller or its advisors, if any, or its representatives shall modify, amend or affect the Seller's right to rely on the Buyer's representations and warranties contained herein. Each Seller understands that its investment in the Able Shares involves a high degree of risk. Each Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Able Shares.

                (e) NO GOVERNMENTAL REVIEW. Each Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Able Shares or the fairness or suitability of the investment in the Able Shares nor have such authorities passed upon or endorsed the merits of the offering of the Able Shares.

                (f) TRANSFER OR RESALE. Each Seller understands that: (i) the Able Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Seller shall have delivered to the Buyer an opinion of counsel, in a generally acceptable form, to the effect that such Able Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Seller provides the Buyer with reasonable assurance that such Able Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Able Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Able Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Buyer nor any other person is under any obligation to register the Able Shares for resale under the 1933 Act or any state securities laws or to comply with the terms and conditions of any resale exemption thereunder.

                (g) LEGENDS. Each Seller understands that the certificates or other instruments representing the Able Shares, until such time as the sale of the Able Shares have been registered under the 1933 Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

        The legend set forth above shall be removed and the Buyer shall issue a certificate without such legend to the holder of the Able Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Able Shares are registered for sale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Buyer with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Able Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Buyer with reasonable assurance that the Able Shares can be sold, assigned or transferred pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                (h) VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Seller and is a valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Sellers as follows:

        4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations.

        4.2 AUTHORITY; NO CONFLICT; CONSENTS.

                (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency, and other creditors' rights, and by principles of equity. Upon the execution and delivery by the Company of the Company Releases and upon execution and delivery by Buyer of the Able Shares and Buyer's representation herein contained (collectively, the "BUYER'S CLOSING DOCUMENTS"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency, and other creditors' rights, and by principles of equity. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents. The Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. At the Closing, the Buyer will have the absolute and unrestrictive right, power, authority and capacity to execute and deliver the Buyer's Closing Documents and to perform its obligations thereunder.

                (b) Except as set forth in SCHEDULE 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                        (i)     any provision of Buyer's Organizational
                Documents;

                        (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                        (iii) any Legal Requirement or Order to which Buyer may be subject;

                        (iv) any Contract to which Buyer is a party or by which Buyer may be bound; or

                        (v) any transaction or contract which the Buyer is contemplating.

                (c) Except as set forth in SCHEDULE 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

        4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such Proceeding has been Threatened.

        4.5 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

        4.6 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.7, the Buyer has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Buyer Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

        4.7 TAXES. The Buyer has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Buyer has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Buyer, except such Taxes, if any, as are listed in SCHEDULE 4.8 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the financial statements available to the public.

        4.8 COMPLIANCE WITH LEGAL REQUIREMENTS, GOVERNMENTAL AUTHORIZATIONS.

                (a)     Except as set forth in SCHEDULE 4.10:

                (b) the Buyer is, and at all times since January 1, 2000 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                (c) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Buyer of, or a failure on the part of the Buyer to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                (d) the Buyer has not received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                (e) the Buyer is, and at all times since January 1, 2000 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
        SCHEDULE 4.10;

                (f) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in SCHEDULE 4.10, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 4.10;

                (g) the Buyer has not received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                (h) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in SCHEDULE 4.10 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

        The Governmental Authorizations listed in SCHEDULE 4.10 collectively constitute all of the Governmental Authorizations necessary to permit the Buyer to lawfully conduct and operate its business in the manner they currently conduct and operate such businesses and to permit the Buyer to own and use its assets in the manner in which it currently owns and uses such assets.

        4.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Buyer Interim Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of the Buyer or any Guarantor and no event has occurred or circumstance exists that may result in such a Material Adverse Change other than changes, events and circumstances existing in or affecting the capital markets, and general economic and industry conditions.

        4.10 DISCLOSURE. Neither this Agreement, nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by Buyer to Sellers in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

             ARTICLE V. COVENANTS OF SELLERS PRIOR TO CLOSING DATE

        5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and their Representatives (collectively, "BUYER'S ADVISORS") reasonable access, after appropriate notice, to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data belonging to the Company as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information relating to the Company as Buyer may reasonably request. To the extent practicable, Buyer will so conduct its interviews with personnel as to minimize disruption and shall conduct its review off-site.

        5.2 OPERATION OF THE BUSINESS OF THE COMPANY.

                (a) Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to conduct the business of the Company only in the Ordinary Course of Business, except as set forth in
        SCHEDULE 5.2.

                (b) Without limiting the generality of the provisions of (a) above, the Sellers shall cause the Company to (absent the prior written consent of Buyer and except as set forth in SCHEDULE 5.2):

                        (i) not issue any additional shares of capital stock of any class or redeem any outstanding shares of capital stock;

                        (ii) maintain the fixed assets essential to the Company's operations in good operating repair and condition, subject to normal wear and tear, and make repairs and replacements in accordance with prior practices;

                        (iii) report to Buyer concerning operational matters of a material nature and otherwise report periodically to Buyer concerning any material changes to status of the business, operations, and finances of the Company;

                        (iv) continue to pay and satisfy the Company's liabilities in the Ordinary Course of Business, paying such liabilities in accordance with prior practices;

                        (v) continue to maintain in full force and effect or renew or replace all policies of insurance now in effect which cover the assets or the Company and give all notices and present all material claims under all policies of insurance in due and timely fashion;

                        (vi) not enter into any material leases or contracts for the purchase or sale of products, utilities, or services, except (A) those made in the Ordinary Course of Business or (B) those which may be canceled without liability upon not more than thirty (30) days' notice; or (C) with approval of Buyer;

                        (vii) use Best Efforts to preserve the business organization and properties to be transferred hereunder intact, including present operations and relationships with lessors, licensors, customers and employees; use reasonable efforts to preserve for Buyer the goodwill of the Company's employees, suppliers, customers, and other persons with whom the Company has business relations;

                        (viii) not enter into any contract, agreement, or understanding with any labor union or other association representing any employee; not enter into, amend, or terminate, fully or partially, any benefit plan; and not withdraw any funds from any benefit plan or trust or other funding arrangement maintained pursuant thereto;

                        (ix) except for annual merit increases awarded to non-officer employees in the Ordinary Course of Business consistent with past business practices not authorize or grant any wage or salary increase, otherwise directly or indirectly increase post Closing compensation to or for any employee, or agree in any manner to any such post Closing increase;

                        (x) not create or incur any indebtedness for borrowed money or assume directly or indirectly any debt, obligation, or liability (whether absolute or contingent, whether directly or as surety or guarantor, and whether or not currently due or payable) which will exist after the Closing Date, except in the Ordinary Course of Business consistent with past business practices and policies and as required for the operation of the Company;

                        (xi) not make any material change in the accounting methods, practices, policies, principles, or procedures of the Company, except as necessary to perform this Agreement, without consulting with Buyer;

                        (xii) not enter into any lease, sublease, or contract, regarding the acquisition, leasing, or occupancy of any real estate, equipment, vehicles, or other items relating to the Company except in the Ordinary Course of Business or upon approval of the Buyer;

                        (xiii) not sell, convey, lease, abandon, or otherwise dispose of, or grant, suffer, or permit any lien or encumbrance upon, any of the Company's material assets, except on arm's length terms or in the Ordinary Course of Business;

                        (xiv) not enter into or modify in any manner any material Contract to which it is a party except in the Ordinary Course of Business, other than as contemplated in clause (viii) above; and

                        (xv) accrue and/or pay all withholding and other Taxes on a timely basis.

                (c) Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit the right of the Sellers to take actions or engage in transactions (or to cause the Company to take actions or engage in transactions) which are consistent with the obligations under this Agreement. The parties contemplate that the Company may refinance its debt with respect to its Milton, Pennsylvania facility, and the parties shall cooperate with respect thereto.

        5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any common and reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.6 is likely to occur.

        5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (i) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with

Buyer in obtaining all consents identified in SCHEDULE 4.2 or SCHEDULE 3.2. The approvals required shall include, without limitation, approval of the Contemplated Transaction by Securities and Exchange Commission and all other governmental bodies so required pursuant to the Buyer's proxy filing, Buyer Shareholder approval and approval by Petro (the "Petro Franchise Consents") of Buyer as a Petro franchisee with respect to the Company's Milton, Breezewood and Frystown locations, without the payment of any fees to Petro other than as set forth in the Company's existing franchise agreements with Petro (the "Petro Franchise Agreements").

        5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, any Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that is likely to make the satisfaction of the conditions in Section 7 impossible or unlikely.

        5.6 NO SOLICITATION OF OTHER PROPOSALS; ORDINARY COURSE OPERATIONS. The Company and the Sellers hereby agree that they will not directly or indirectly solicit, entertain or encourage inquiries or proposals, or enter into an agreement or negotiate with any other party, to sell, or enter into any merger on consolidation with respect to, the Business, the Company, a substantial portion of the Company's assets or the Shares.

        5.7 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                         ARTICLE VI. COVENANTS OF BUYER

        6.1 PRIOR TO CLOSING.

                (a)     APPROVALS OF GOVERNMENTAL BODIES.

        As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers and the Company with respect to all filings that Sellers or the Company are required by Legal Requirements to make in connection with the Contemplated Transactions, and
(ii) cooperate with Sellers and the Company in obtaining all consents identified in SCHEDULE 3.2; provided that this Agreement will not require Buyer to dispose of or make any unreasonable change in any portion of its business or to incur any other unreasonable burden to obtain a Governmental Authorization.

                (b)     BEST EFFORTS.

        Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                (c)     NOTIFICATION.

        Buyer will notify Seller in writing promptly of (a) the occurrence of any Breach by Buyer, (b) any Knowledge Buyer may obtain of any Breach by any Seller, and (c) the occurrence of any event known to Buyer that is likely to make the satisfaction of the conditions in Sections 7 or 8 impossible or unlikely.

        ARTICLE VII. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

        Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

        7.1 ACCURACY OF REPRESENTATIONS; MATERIAL ADVERSE CHANGES.

                (a) All of Sellers' representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date, or, if inaccurate, must not have a Material Adverse Effect on the Company's business, finances or operations taken as a whole following Closing.

                (b) Between the date hereof and the Closing Date, there shall not have occurred any change in the assets, liabilities, business, financial condition, operations, or results of operations of the Company which would have a Material Adverse Effect on the Company's business, finances or operations taken as a whole following Closing.

        7.2 SELLERS' PERFORMANCE.

                (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                (b) Each document required to be delivered by Sellers pursuant to Section 2.4(a) must have been delivered.

        7.3 CONSENTS. Each of the Consents identified in SCHEDULE 3.2 or
SCHEDULE 4.2 must have been obtained and must be in full force and effect, including, but not limited to, the Petro Franchise Consents.

        7.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any material challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that would have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

        7.5 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

        There must not have been made or Threatened by any Person any claim (which is not or cannot be settled or dismissed prior to closing) asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

        7.6 SHAREHOLDER APPROVAL

        The shareholders of Buyer shall have approved this Agreement and the transactions contemplated hereby.

       ARTICLE VIII. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

        Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

        8.1 ACCURACY OF REPRESENTATIONS; MATERIAL ADVERSE CHANGES.

                (a) All of Buyer's representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date or, if inaccurate, must not have a Material Adverse Effect on Sellers.

                (b) Between the date hereof and the Closing Date, there shall not have occurred any change in the assets, liabilities, business, financial condition, operations, or results of operations of the Buyer which would have a Material Adverse Effect on the Buyer's business, finances or operations taken as a whole following Closing.

        8.2 BUYER'S PERFORMANCE.

                (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

                (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4(b) and must deliver the Able Shares to the Sellers.

        8.3 CONSENTS

        Each of the Consents identified in SCHEDULE 3.2 or SCHEDULE 4.2 must have been obtained and must be in full force and effect, including, but not limited to, the Petro Franchise Consents.

        8.4 NO INJUNCTION

        There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                            ARTICLE IX. TERMINATION

        9.1 TERMINATION EVENTS. This Agreement may by notice be terminated;

                (a) by either Buyer or Sellers if a material Breach of any representation, warranty or obligation contained in this Agreement has been committed by the other party and such Breach has not been waived or, to the extent the Breach is of the nature which can be cured, not cured within thirty (30) days of written notice of such Breach by the other parties;

                (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                (c)     by mutual consent of Buyer and Sellers; or

A party seeking to exercise the rights provided in Subsection 9.1(a) shall so notify the other party within fifteen (15) days after obtaining Knowledge of the facts, events or circumstances giving rise to the right to terminate, but no later than the Closing Date. In any other case provided for in this Section 9.1, termination may be effected by written notice to the other parties before or at Closing.

        9.2 EFFECT OF TERMINATION; LIQUIDATED DAMAGES. If this Agreement is terminated pursuant to Section 9.1(a) or 9.1(b) as a result of a Breach (it being understood that a failure of a condition shall not be considered a Breach unless it is caused by a party's breach of its representations and warranties, or other obligations, under this Agreement), this Agreement will terminate, except that sections 12.1 and 12.3 will survive.

                      ARTICLE X. INDEMNIFICATION; REMEDIES

        10.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement will survive the Closing, provided that all representations and warranties of the parties shall expire two (2) years after the Closing, (with the exception of Section 3.3(a), relating to title to the Shares, which shall survive indefinitely, Section 3.9, relating to environmental matters, which shall survive for three (3) years, and Section 3.12, relating to taxes, which shall survive until expiration of the applicable statute of limitations), subject to the provisions of Sections 10.4 and 10.5. Neither party shall have any right to indemnification, payment of Damages or other remedy after the Closing based on any inaccuracy or breach of such representations, warranties, covenants, or obligations of which the injured party had any knowledge before the Closing Date, the injured party's sole remedy in such case being to terminate this Agreement and to decline to close pursuant to Section 9.1(a) and, if applicable, to receive the compensation as described in Section 9(2). The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will bar any right to indemnification, payment of

Damages, or other remedy based on such representations, warranties, covenants, and obligations.

        10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

        Subject to the limitations of Sections 10.1, 10.4 and 10.5, if the Closing has occurred, Sellers jointly, in proportion to their percentage ownership in the Company, will indemnify and hold harmless Buyer, the Company, and their respective consolidated corporate parents and subsidiaries (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable, documented attorneys' fees of outside counsel) whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with: (a) any Breach of any representation, warranty, covenant or obligation of Sellers in this Agreement; or (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

        10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Subject to the limitations of Sections 10.1, 10.4 and 10.5, Buyer will indemnify and hold harmless Sellers and their respective successors and assigns, and will pay to Sellers, and their respective successors and assigns, the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation, warranty, covenant or obligation of Buyer in this Agreement, or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

        10.4 LIMITATIONS. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, unless on or before the date which is two years from the Closing Date (or, in the case of 3.9, three years from the Closing Date), Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim pursuant to 3.3(a) (a "CLAIM") or a claim with respect to Section 3.10, shall be made no more than six (6) months after Buyer obtains Knowledge of the same, but in no event after the expiration of the applicable statute of limitations.

        10.5 LIMITATIONS ON AMOUNT--SELLERS.

                (a) Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds 1% of the Purchase Price and then only for the amount by which such Damages exceed such amount.

                (b) Notwithstanding any other provision of this Agreement or any other document, the maximum aggregate liability of the Sellers under this Agreement shall be fifty percent (50%) of the amount of the Purchase Price.

                (c) Sellers' liability hereunder shall be further reduced to the extent (i) the loss, event, liability or matter giving rise thereto is covered by insurance maintained or required to be maintained by the Company or the Buyer; (ii) the loss, event, liability or matter giving rise thereto is reimbursable through government programs, including but not limited to USTIF; and (iii) the loss, event, liability or matter giving rise thereto provides the Buyer or the Company with any reduction in taxes or other operating costs or any other economic benefit.

        10.6 LIMITATIONS ON AMOUNT--BUYER.

                (a) Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause of Section
        10.3 until the total of all Damages with respect to such matters exceeds 1% of the Purchase Price, and then only for the amount by which such Damages exceed such amount. However, this Section 10.6 will not apply to any claim against Buyer based on failure to pay the Purchase Price.

                (b) The maximum liability of Buyer under this Section 10 shall be fifty percent (50%) of the amount of the Purchase Price paid by Buyer.

        10.7 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                (a) Promptly after receipt by a party of notice of the commencement of any Proceeding against it against which that party is entitled to indemnity under Sections 10.2 or 10.3, such indemnified party will, if it intends to make a claim against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim within 30 (thirty) days of receipt of notice, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice. The indemnified party shall keep the indemnifying party informed with respect to any significant developments with respect to such Proceeding, answer any questions the indemnifying party or its or their representatives may have from time to time with respect thereto and give all reasonable cooperation to the indemnifying necessary to investigate and defend such Proceeding.

                (b)     If any Proceeding referred to in subsection (a) of this
        Section is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party . After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. The indemnifying party may, however, assume the defense of a Proceeding while reserving expressly all rights to deny that the claims made in that Proceeding are within the scope of and subject to indemnification in which case (i) the indemnified party may participate in the defense thereof, at the expense of the indemnifying party using counsel of the indemnified party's choosing,
        (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent.

                (d) Section 12.5 hereof shall govern jurisdiction over disputes under this Article 10.

        10.8 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

        10.9 EXCLUSIVE REMEDY. If Closing occurs, a claim for Indemnifiable Damages pursuant to this Article shall be the indemnified party's sole and exclusive remedy with respect to any Breach of representation or warranty, or covenant in this Agreement, or any other Transaction Document regardless whether such claim arises in contract, tort, breach of warranty or any other legal or equitable theory; provided that the rights and limitations of this Article 10 shall not apply to any claim for failure to pay the Purchase Price or for breach of any affirmative or negative covenant under this or any other agreement related hereto that occurs after Closing, and the parties shall retain all rights and remedies available hereunder or under applicable law for such breach, subject to any express limits on such remedies contained in the applicable agreement. Buyer shall be entitled to exercise its rights of set-off set forth in Section 10.7 with respect thereto as provided in that section.

                       ARTICLE XI. POST-CLOSING COVENANTS

        11.1 COOPERATION. The parties will cooperate with and provide such further assurances to each other as are reasonably necessary or requested to perfect (of record or otherwise) and effectively vest the Buyer's title to the Shares, aid in the prosecution, defense, or other action regarding litigation of any rights arising from or affecting title to the Shares, and assist in making a smooth transition in ownership of the Shares from the Sellers to the Buyer at each party's own expense. The Sellers, upon reasonable notice, shall be permitted to have access to the records transferred to the Buyer as provided in this Agreement at no charge to the Sellers.

        11.2 TREATMENT OF CONFIDENTIAL INFORMATION.

                (a) Each of the Sellers acknowledges that he or she has or may have had in the past, and in the future may have, access to confidential information of the Company, and Buyer. Each of Sellers agree that he or she will keep confidential all such confidential information and, except with the specific prior written consent of the Buyer, will not disclose such confidential information to any person except; (i) representatives of the Buyer, or (ii) its own representatives, provided that such representatives (other than counsel) agree to the confidentiality provisions of this Section. Confidential information shall not include (A) such information that becomes known to the public generally through no fault of the Sellers, (B) information required to be disclosed by the terms of this Agreement or by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this clause (B), Sellers shall, if possible, give prior written notice thereof to the Buyer and provide the Buyer with the opportunity to contest such disclosure, or
        (C) such information that the disclosing party reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the disclosing party. Because of the difficulty of measuring the economic loss that may be incurred as a result of the breach of the covenants above, and because of the immediate and irreparable damage that would be caused for which the injured party would have no other adequate remedy, Sellers agree that Buyer and/or the Company may enforce the provisions of this section by injunctions and restraining orders against any of them who breaches any of these provisions. Nothing herein shall be construed as prohibiting Buyer from pursuing any other remedy available at law or in equity for such breach or threatened breach, including the recovery of damages, subject to the limitations of Article 10.

                (b) Because of the difficulty of measuring the economic loss that may be incurred as a result of the breach of the covenant above, and because of the immediate and irreparable damage that would be caused for which the injured party would have no other adequate remedy, Buyer agrees that Sellers may enforce the provisions of this section by specific performance.

                (c) The obligations of the parties under this Section 11.2 shall survive the termination of this Agreement.

        11.3 PREPARATION OF TAX RETURNS. Sellers agree to prepare and execute applicable tax returns for the Company for any interim or stub period. Buyer agrees not to amend or otherwise change any tax return for any period ending prior to the Closing Date, or otherwise make any election or similar accounting method change that would have the effect of retroactively increasing any Seller's tax liability without obtaining prior written consent from Sellers holding at least 90% of the outstanding stock immediately prior to Closing.

        11.4 EMPLOYMENT ARRANGEMENTS.

                (a) From and after the Closing Date, Buyer shall use its Best Efforts to retain a majority of the present full-time employees of the Company at such employee's current position (or, if offered to, and accepted by an employee, a position for which the employee is qualified with Buyer or a Subsidiary of Buyer at a salary commensurate with the position), and pay compensation to each person who was employed as of the Closing Date and who continues to be employed by the Company on or after the Closing Date (other than Sellers), that is at least equal to the aggregate compensation that such person was receiving from the Company prior to the Closing Date.

                (b) For vesting and eligibility purposes for employee benefits under each Company Benefit Plan and/or any employee benefit plan established by Buyer after the Closing Date, employees and/or directors, former employees and directors, if applicable, of the Company shall receive credit for years of service with the Company.

        11.5 NO SECTION 338 ELECTION. Buyer shall not make an election under
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, or any applicable analogous provision of state or local law, in connection with the Contemplated Transactions.

                        ARTICLE XII. GENERAL PROVISIONS

        12.1 EXPENSES. Except as otherwise expressly provided in this Agreement each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. For purposes of the foregoing, Sellers' expenses shall include only those expenses incurred by Sellers after March 30, 2005. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party expressly provided herein arising from a breach of this Agreement by another party.

        12.2 PUBLIC ANNOUNCEMENTS; FILINGS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued at such time and in such manner as Buyer determines based upon Buyer's requirements as a publicly traded Company. Unless consented to by Buyer and Sellers in advance, Sellers and Buyer shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.

        12.3 CONFIDENTIALITY.

                (a) Except as otherwise contemplated by this Agreement, between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                (b) If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

        12.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

             Sellers:   Richard Mitstifer
                        All American Plazas, Inc.
                        1267 Hilltop Lane
                        Myerstown, PA 17067
                        Facsimile No.: 717-933-5184

                        With a copy to:

                        Jonathan Austern, Esquire
                        Austern & Austern LLC
                        Facsimile No.:  (631) 929-4543

             Buyer:     Chris Westad
                        Able Energy, Inc.
                        198 Green Pond Road
                        Rockaway, NJ 07866
                        Facsimile No.: (973) 586-9866

                        With a copy to:

                        Ferber Frost Chan & Essner, LLP
                        530 Fifth Avenue
                        New York, NY  10036-5101
                        Attention:  Gregory D. Frost, Esquire
                        Facsimile No.: 212-944-7630

        12.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any court of the Commonwealth of Pennsylvania or State of New Jersey, having jurisdiction, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        12.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        12.7 WAIVER. Subject to the limits set forth herein, (a) the rights and remedies of the parties to this Agreement are cumulative and not alternative,
(b) neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        12.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior oral and written communications, information, disclosures, bid documents, and agreements between the parties with respect to its subject matter (including memoranda, draft term sheets and correspondence relating thereto) and constitutes (along with the Transaction Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        12.9 SCHEDULES. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules, the statements in the Schedule will control.

        12.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (or their heirs, personal representatives, successors and permitted assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their heirs, personal representatives, successors and assigns.

        12.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        12.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        12.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        12.14 GOVERNING LAW. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

        12.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        12.16 SELLERS' REPRESENTATIVE. Each Seller hereby appoints the Majority Shareholder as identified on Schedule A annexed hereto as his or her representative (the "Sellers' Representative"). The Sellers' Representative shall have full power and authority to act on behalf of each individual Seller with respect to all matters pertaining to this Agreement including, but not limited to, the grant or request of waivers of any requirement of this Agreement, the giving or acceptance of any notice permitted or required to be given under this Agreement and the execution of any amendment to this Agreement excepting only such amendments as would materially reduce the Purchase Price. For purposes of the foregoing, each Seller hereby constitutes and appoints Sellers' Representative with full power and authority as

Seller's true and lawful attorney-in-fact, with full power and authority in Seller's name, place and stead to do any or all of the foregoing.

        The foregoing grant of authority:

                (i) is a special power of attorney coupled with an interest, and is irrevocable;

                (ii) may be exercised by such attorney-in-fact by executing any agreement, certificate, instrument or document with a single signature as attorney-in-fact for Seller; and

        Each Seller hereby agrees to be bound by all the representations of Seller's attorney-in fact and waives any and all defenses which may be available to Seller to contest, negate or disaffirm the actions of such attorney-in-fact under this power of attorney, and hereby ratifies and confirms all acts which said attorney-in-fact may take as attorney-in-fact hereunder in all respects as though performed by Seller.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Attest                                   All American Plazas, Inc.


By:_______________________________       By:________________________________
     Name:  ______________________             Name:   RICHARD MITSTIFER
     Title: Secretary                          Title:  PRESIDENT

                                         The "Sellers":

                                         ___________________________________

                                         ___________________________________

                                         ___________________________________

                                         ___________________________________

                                         ___________________________________

                                         ___________________________________

                                         ___________________________________

                                         Able Energy, Inc.

                                         By:________________________________
                                              Name:   CHRIS WESTAD
                                              Title:  PRESIDENT

                   TABLE OF APPENDICES, EXHIBITS AND SCHEDULES



Appendix A               Definitions

Exhibit 2.2(b)           Escrow Agreement

Exhibit 2.2(c)           Form of Note

Exhibit 2.2(d)           Forms of Mortgages and Guaranty

Exhibit 2.4(a)(ii)       Sellers' Releases

Exhibit 2.4(b)(i)        Allocation of Purchase Price Among Sellers

Exhibit 2.4(c) Form of Non-Competition Agreement, Employment Agreement and Consulting Arrangements

Schedule 3.1             Foreign Qualifications

Schedule 3.2             Authority/No Conflict; Required Notices and Consents

Schedule 3.3             Capitalization

Schedule 3.6             Absence of Certain Changes and Events

Schedule 3.8             Liabilities/Obligations

Schedule 3.9             Environmental Matters

Schedule 3.10            Taxes

Schedule 3.11            List of Employees

Schedule 3.12            Employee Benefit Plans

Schedule 3.13            Labor and Employment Agreements

Schedule 3.14            Compliance with Legal Requirements, Governmental
                         Authorizations

Schedule 3.15            Legal Proceedings; Orders

Schedule 3.16(a)         List of Contracts

Schedule 3.16(b)         Contract Liabilities and Restrictions

Schedule 3.16(c)         Exceptions to Enforceability of Contracts

Schedule 3.16(d)         Contract Defaults

Schedule 3.17(b)         Self Insurance

Schedule 3.17(c)         Insurance Policy Information

Schedule 3.18            Title to and Condition of Assets

Schedule 3.19(b)         List of Contracts Relating to the Intellectual Property
                         Assets

Schedule 3.19(c)         Employee Assignments of Intellectual Property

Schedule 3.19(d)         List of Trademarks

Schedule 3.21            Related Party Transactions

Schedule 4.2             Authority; No Conflict

Schedule 4.7             Liabilities

Schedule 4.8             Taxes

Schedule 4.9             Employee Benefit Plans

Schedule 4.10            Legal Requirements

Schedule 4.12            Commitment Letters as to Closing Payment and Liquid
                         Security

                                   APPENDIX A

"AFFILIATE"--an AFFILIATE of, or person AFFILIATED with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

"APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEET"--as defined in Section 3.4.

"BEST EFFORTS"--the efforts that a prudent and commercially reasonable Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a Materially Adverse Effect on the benefits to such Person of this Agreement and the Contemplated Transactions, or would otherwise cause a Material Adverse Effect on such Person.

"BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUSINESS"--as defined in the Recitals to this Agreement.

"BUYER"--as defined in the first paragraph of this Agreement.

"CHANGE IN CONTROL"--


                (i) the acquisition by any entity, person or group (including any affiliates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of Buyer's capital stock entitled to twenty-five percent (25%) or more of the outstanding voting power of all capital stock of Buyer;

                (ii) the effective time of the merger, consolidation, division, share exchange, or any other transaction outside the ordinary course of business involving the Company (a "Business Combination"), as a result of which the holders of the outstanding voting capital stock of Buyer immediately prior to such Business Combination, excluding any shareholder who is a party to the Business Combination (other than Buyer) or is such party's affiliate as defined in the Securities Exchange Act of 1934, hold less than a majority of the voting capital stock of the surviving or resulting corporation;

                (iii) the transfer of substantially all of the assets of Buyer other than to a wholly owned subsidiary of Buyer; or

                (iv) the occurrence of any of the foregoing transactions with respect to the Company.


"CLAIM"--as defined in Section 10.4.

"CLOSING"--as defined in Section 2.3.

"CLOSING CERTIFICATES"--the certificates delivered at Closing pursuant to Sections 2.4(a)(iii) and 2.4(b)(iii).

"CLOSING DATE"--the date and time as of which the Closing actually takes place.

"CLOSING PAYMENT" -- as defined in Section 2.2(b).

"COMPANY"--as defined in the Recitals of this Agreement.

"COMPANY BENEFIT PLANS"--as defined in Section 3.12.

"COMPANY RELEASES"--as defined in Section 2.4(b)(ii).

"CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

        (a)     the sale of the Shares by Sellers to Buyer;

        (b)     the execution and delivery of the Transaction Documents.

"CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral ) for the breach of which the law gives a remedy.

"DAMAGES"--as defined in Section 10.2.

"ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ERISA"--as defined in Section 3.12.

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

"GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY"--any:

        (a) federal, state, local, municipal or other government within the United States; or

        (b) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature within the United States.

"INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.19.

"INTERIM BALANCE SHEET"--as defined in Section 3.4.

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, senior executive, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, actual knowledge of such fact or other matter.

"LEGAL REQUIREMENT"--any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation or statute of the United States or its Governmental Bodies.

"LETTER OF INTENT" -- as defined in the recitals of this Agreement.

"MAJORITY SHAREHOLDER" - as defined in the first paragraph of this Agreement.

"MATERIAL ADVERSE EFFECT" - a material adverse effect on the business, operations, properties, assets or financial condition of a Person (and its subsidiaries, if applicable), taken as a whole.

"MORTGAGES"--as defined in Section 2.2.

"NONCOMPETITION AGREEMENT"--as defined in Section 5.7.

"ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" unless:

        (a) such action is required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is required to be specifically authorized by the parent company (if any) of such Person; or

        (b) (i) such action is materially inconsistent with the past practices of such Person and is not taken in the normal day-to-day operations of such Person; and

                (ii) such action is not similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PETRO FRANCHISE AGREEMENTS"--as defined in Section 5.4.

"PETRO FRANCHISE CONSENTS"--as defined in Section 5.4.

"PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, lender, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SCHEDULE"--the schedules delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

"SEC"--the Securities and Exchange Commission.

"SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"SELLERS"--as defined in the first paragraph of this Agreement.

"SELLERS' RELEASES"--as defined in Section 2.4.

"SHARES"--as defined in the Recitals of this Agreement.

"SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"TRANSACTION DOCUMENTS"--This Agreement, the Sellers' Releases, the Company Releases, the Closing Certificates and any other contracts or certificates signed by the parties to effectuate the Contemplated Transactions.

                                  SCHEDULE 5.8

[Forms of Agreement]

                                   SCHEDULE A


                STOCKHOLDER                            PERCENTAGE OWNERSHIP
================================================================================

   1.   Riverside Financial Group, Inc.                        49.43%
   2.   Chelednik Family Trust                                  5.33%
   3.   Gregory D. Frost                                        0.10%
   4.   Crystal Heights, L.L.C.                                15.05%
   5.   Milton Financial Partners, Inc.                        30.09%

                                   SCHEDULE B


                STOCKHOLDER                            PERCENTAGE OWNERSHIP
================================================================================


   1.   Chelednik Family Trust                                  27.9%
   2.   CT Realty                                               55.9%
   3.   Crystal Heights, L.L.C.                                 16.2%